CONSULTING AGREEMENT

     THIS AGREEMENT made as of the 1st day of January, 2000.

     B E T W E E N:

     SCOTT F. WHITE FINANCIAL LIMITED, a corporation incorporated pursuant to the laws of the Province of Ontario

(the "Consultant")

- and -

     DOT COM ENTERTAINMENT GROUP, INC., a company incorporated under the laws of the State of Florida

(the "Company")

WHEREAS:

     WHEREAS the Consultant has been retained by the Company since the date first above written to perform certain consulting and other services on its behalf and the Company;

     AND WHEREAS the Consultant and the Company wish to enter into this Agreement to put in writing their verbal agreement which has been in place since the date first above written;

     AND WHEREAS the parties agree that any prior consulting or employment agreements entered into prior to the date first above written between the Consultant and the Company or any associates or affiliates thereof are deemed to be terminated and replaced by this Agreement;

     NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties hereby agree as follows:

Article 1
APPOINTMENT AND SERVICES OF THE CONSULTANT

1.1   Appointment

     The Company hereby agrees to retain the services of the Consultant and the Consultant agrees to be so retained, on and subject to the terms and conditions herein contained.

1.2  Scope of Duties

     The Consultant agrees that the obligations herein before contemplated shall be effected by the Consultant through the providing to the Company by the Consultant of the services of the Consultant’s President, Scott F. White. As used in this Agreement, any references to the service to be provided by the Consultant shall be deemed to be a referenced as to the services of the Consultant through the providing of the services of Scott F. White.

     During the term of this Agreement, subject to the overall authority of the board of directors of the Company, the Consultant shall have the title of President with such responsibilities as are customarily undertaken by a President of a company similar to the Company including, without limitation, directing, supervising and executing all corporate governance functions as the most senior responsible executive officer reporting to the board of directors, as more particularly described in Schedule “A” attached hereto.

     As a member of the senior management of the Company, the Consultant agrees to do, and shall do, all that a reasonable and prudent businessman would reasonably be expected to do in comparable circumstances to ensure that the business and affairs of the Company are properly operated, monitored, attended to, conducted and managed, in each case, in accordance with sound first-class business and commercial practices.

1.3  Time and Attention

     During the term of this Agreement, the Consultant shall devote such of his working time and attention to the business and affairs of the Company as may be necessary to fulfil his duties hereunder. Notwithstanding the foregoing, nothing in this Agreement shall be construed so as to deem to restrict in any way the freedom of the Consultant to conduct any other business or activity for his individual profit provided that the Consultant shall not provide his services to any person, firm or corporation engaged in any business competitive with that, from time to time, carried on by the Company.

1.4  Location

     The Consultant shall provide his services to the Company at its head office in Oakville, Ontario and subject to the prior approval of the board of directors, may provide services from an office deemed appropriate by the Consultant, provided that the Consultant will attend at the head office of the Company in Oakville, Ontario when reasonably required by the board of directors of the Company to fulfill his duties, obligations or responsibilities arising under this Agreement.

Article 2
REMUNERATION AND REIMBURSEMENT OF THE CONSULTANT

2.1  Consulting Fee

          (a)  Since the date first above written, in consideration of the services rendered and expenses to be incurred hereunder, the Consultant has received from the Company a consulting fee of Five Thousand Dollars ($5,000), payable monthly. During the Term, the monthly fee may increase to a level to be determined by the compensation committee of the Company. All amounts listed in this Article 2 are based in United States dollars.

          (b)  Subject to the provisions of the stock option plan and if approved by the compensation committee of the Company, in its sole discretion, the Company will grant to the Consultant the option to purchase additional shares of the Company, for each calendar year the Consultant serves the Company. The price of the options will be set at the lowest possible price available to the Company at the time of the grant.

          (c)  The Company will provide a full benefit plan for the Consultant and his family. These benefits will include, but not be limited to medical, dental, short-term disability, eyewear, and chiropractic expenses.

          (d)  The Company will reimburse the Consultant for all reasonable expenses incurred by the Consultant on behalf of the Company or for Company business in accordance with the Company’s policies and procedures guideline, as may be amended from time to time and the Consultant confirms he has been provided with a copy of such guideline.

          (e)  The Consultant shall be eligible to receive bonuses, when and if so determined by the compensation committee of the Company.

          (f)  For greater certainty, it is agreed between the parties hereto that:

               (i)  the remuneration and benefits outlined in Article 2 of this Agreement is an exhaustive list of all of the (and the only) compensation which the Consultant is entitled to receive in consideration for his performing the duties, obligations and responsibilities agreed to be performed by him pursuant to this Agreement; and

               (ii)  the Company shall cease to have any obligation to provide the benefits and other matters referred to in Article 2 of this Agreement in respect of any period subsequent to the expiration or other termination of the Consultant’s engagement by the Corporation for any reason or cause whatsoever, unless specifically stated to the contrary herein.

Article 1
CONFIDENTIALITY AND NON-COMPETITION

1.1     Confidentiality

     The Consultant acknowledges that, in the course of carrying out his duties hereunder, he will have access to and will be entrusted with confidential information and trade secrets regarding the present and contemplated services, processes, techniques, procedures, products, lines of merchandise, suppliers and customers of the Company, the disclosure of any of which would be highly detrimental to the best interests of the Company. The Consultant, therefore, covenants and agrees with the Company that all such confidential records, material and information and all trade secrets concerning the business and affairs of the Company obtained by the Consultant in the course of performing his duties hereunder shall remain the exclusive property of the Company. Further, during the term of this Agreement or at any time thereafter, the Consultant shall not divulge the contents of such confidential records or any such confidential information or trade secrets to any person, firm or corporation other than the Company’s authorised employees and the Consultant shall not, following the termination of this Agreement for any reason, use the contents of such confidential records or such confidential information or trade secrets for any purpose whatsoever.

1.2  Non-Solicitation

     The Consultant hereby agrees that he will not at any time during the term of this Agreement and for a period of one (1) year thereafter, divulge to any person, firm or corporation the name of any customer of the Company or solicit, interfere with or endeavour to entice away from the Company any customer or any person, firm or corporation in the habit of dealing with the Company or interfere with or entice away any other employee of the Company and the Company may apply for and have an injunction restraining breach or threatened breach of the covenants herein contained.

1.3  Non-Competition

     The Consultant covenants and agrees with the Company that he will not, during the term of this Agreement or for a period of one (1) year thereafter (without the prior written consent of the Company), directly or indirectly, in any manner whatsoever, either individually or in partnership or jointly or in conjunction with any other person or persons, firm or corporation, as principal, agent, employee or in any other manner, carry on or be engaged in or concerned with any business in direct competition with that of the business, from time to time, carried on by the Company.

Article 2
TERM AND TERMINATION

2.1  Term

     This Agreement shall be effective from the date first above written and shall continue in full force and effect up to and including December 31, 2003 (the “Original Term”) unless sooner terminated in accordance with the provisions of Section 4.2; provided that notwithstanding the foregoing, upon the expiry of the Original Term, this Agreement shall be automatically renewed for an unlimited number of terms of two (2) years each, unless, at least ninety (90) days prior to the expiration of the Original Term or any renewal term, notice of intention to terminate this Agreement is given in writing by the Company to the Consultant or by the Consultant to the Company.

2.2  Termination for Cause

     The Company may terminate this Agreement at any time for cause, effective immediately, by written notice of termination to the Consultant setting forth the basis for termination and without payment or any compensation either by way of anticipated earnings or damages of any kind. For the purposes of this section the term “cause” shall include, without limitation:

               (a)  repeated and demonstrated failure on the part of the Consultant to perform the material duties of the Consultant’s services in a competent manner and the failure of the Consultant to substantially remedy such failure within a reasonable period of time after receiving written notice of such failure from the Company;

               (b)  conduct involving fraud, dishonesty, material violation of the Company’s policies and procedures or material non-compliance with the terms of this Agreement;

               (c)  the Consultant or any member of his Company or family receiving any personal profit arising out of or in connection with a transaction to which the Company is a party or with which the Company is associated without making disclosure to or obtaining the prior written consent of the Company;

               (d)  the failure by the Consultant to honour his fiduciary duties to the Company, including the duty to act in the best interests of the Company;

               (e)  the existence of circumstances which would justify the laying of a charge against the Consultant with respect to larceny, theft, embezzlement, forgery, misappropriation, wilfulness application or other fraudulent or dishonest acts; and

               (f)  the failure of the Consultant to obey reasonable instructions from an authorised representative of the Company that are consistent with the Consultant’s offered services and not remedied by the Consultant within a reasonable period of time after receiving written notice of such disobedience.

Article 3
OTHER PROVISIONS

3.1  Buy-Out Provision

     Should more than 50% of the shares of the Company be purchased by an arms-length party (‘change in control’) at any time during the Original Term or any renewal thereof and as a result of or after such change in control this Agreement is terminated prior to its expiry, subject only to the Consultant waiving this provision, the Company shall pay to the Consultant a sum equal to FIVE HUNDRED THOUSAND ($500,000) DOLLARS, in United States funds. Benefits described in Section 2.1(c) above will continue for six (6) months from the date of the change in control, subject to the approval of the Company’s insurance carrier.

Article 4
GENERAL CONTRACT PROVISIONS

4.1  Independent Contractor

     The parties acknowledge and agree that the Consultant is acting as an independent contractor in carrying out his obligations pursuant to the terms of this Agreement and it is acknowledged and agreed that any employees or agents of the Consultant shall be deemed or construed to be acting in such capacity and not as employees or agents of the Company. The Consultant shall be solely liable for all acts of his employees and agents and responsible for all payments and withholdings in connection therewith.

4.2  Severability

     In the event that any provision herein or part thereof shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts thereof shall be and remain in full force and effect. If, in any judicial proceeding, any provision of this Agreement is found to be so broad as to be unenforceable, it is hereby agreed that such provision shall be interpreted to be only so broad as to be enforceable.

4.3  Notices

     All notices, requests, demands or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by registered mail, postage prepaid, addressed to such other party or delivered to such other party at such address as may be given by any of them to the others in writing from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered, or, if mailed, five (5) business days following the date of mailing thereof; provided that if any such notice, request, demand or other communication shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such notices, requests, demands or other communications shall be deemed to have been received five (5) business days following the resumption of normal mail service.

4.4  Entire Agreement

     This Agreement constitutes and expresses the whole Agreement of the parties hereto with reference to the provision by the Consultant of his services to the Company and all other matters herein provided. All promises, representations, collateral agreements and understandings relative thereto not incorporated herein are hereby superseded and cancelled by this Agreement.

4.5  Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

4.6  Time of the Essence

     Time shall be of the essence of this Agreement and of every part hereof.

4.7  Assignment, Binding Effect

     Subject to the provisions of Article 5, this Agreement is personal to the Consultant and may not be assigned by him without the prior written consent of the Company. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first above written.

                                     SCOTT F. WHITE FINANCIAL LIMITED

                                     Per:
                                           I have authority to bind the Company

                                     DOT COM ENTERTAINMENT
                                       GROUP, INC.

                                     Per:
                                           I have authority to bind the Company

SCHEDULE “A”

Responsibilities of the Consultant

•To develop and implement business process development, corporate governance and strategic planning on a global scale

•To develop relationships with and manage all financial, technology, business partners at the executive level

•To develop new business opportunities and strategic alliances

•To identify new business trends and develop corporate planning systems

•To report to the Company’s board of directors and shareholders

•To develop and manage shareholder and investor relations

•To direct and manage the Company’s capitalization and financial requirements

•To develop and execute shareholder awareness and enhancement programs

•To operate as the senior most responsible executive and direct the company’s executive and management teams